UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549





                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934




         Date of report (date of earliest event reported): June 14, 2004




                              CROSSTEX ENERGY, L.P.
             (Exact name of Registrant as specified in its charter)


        DELAWARE                     000-50067                  16-1616605
(State of incorporation       (Commission file number)       (I.R.S. employer
    or organization)                                      identification number)


         2501 CEDAR SPRINGS, SUITE 600
                   DALLAS, TX                                     75201
    (Address of principal executive offices)                   (Zip code)



       Registrant's telephone number, including area code: (214) 953-9500






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ITEM 5.           OTHER EVENTS AND REQUIRED FD DISCLOSURE

         On June 14, 2004, the Registrant announced that Rhys J. Best has been appointed to its Board of Directors. Mr. Best is the chairman, president and chief executive officer of Lone Star Technologies, Inc. After joining Lone Star in 1989, Mr. Best became president and chief executive officer of Lone Star Steel, one of Lone Star's operating units. He became president and chief operating officer of Lone Star in August 1997 and assumed the titles of chief executive officer and chairman in 1998 and 1999, respectively. Lone Star is a management and holding company whose operating units produce and market premium casing, tubing, line pipe, and other services for the energy industry as well as specialty tubing products for the industrial, automotive and power generation industries.

         Before joining Lone Star, Mr. Best held management positions in banking, including Interfirst Bank in Dallas, Manufacturers Hanover Corporation of New York and First City Bank Corporation. Mr. Best is a director and past chairman of the Petroleum Equipment Suppliers Association and is currently a director of the Maguire Energy Institute of Southern Methodist University. He also serves on the College of Business Administration Board of Advisors at the University of North Texas and is involved in a number of community and civic organizations in the Dallas area.

         Mr. Best graduated from the University of North Texas with a bachelor of business administration degree and from Southern Methodist University with a masters of business administration degree.



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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                              CROSSTEX ENERGY, L.P.

                              By:  Crosstex Energy GP, L.P., its General Partner

                              By:   Crosstex Energy GP, LLC, its General Partner


Date:  June 21, 2004          By:      /s/ William W. Davis
                                 -----------------------------------------------
                                       William W. Davis
                                       Executive Vice President and
                                       Chief Financial Officer